As filed with the Securities and Exchange Commission on March 25, 2010

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARBINET CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

13-3930916
(I.R.S. Employer Identification No.)

460 Herndon Parkway, Suite 150
Herndon, Virginia  20170
(703) 456-4100
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

 ARBINET-THEXCHANGE, INC. 2004 STOCK INCENTIVE PLAN, AS AMENDED
(Full Title of the Plan)

Shawn F. O’Donnell
Chief Executive Officer and President
Arbinet Corporation
460 Herndon Parkway, Suite 150
Herndon, Virginia  20170
(703) 456-4100
 (Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:
Joseph L. Johnson III, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,000,000	$2.06	$2,060,000	$147

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock of Arbinet Corporation which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock or Arbinet Corporation.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices of the Common Stock of Arbinet Corporation on March 22, 2010 as reported on the NASDAQ Global Market.

INTRODUCTORY NOTE

This Registration Statement on Form S-8 registers 1,000,000 additional securities of the same class as other securities of Arbinet Corporation (the “Registrant”) for which the Registrant previously filed a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, relating to its 2004 Stock Incentive Plan, as amended (the “Plan”). Accordingly, the contents of the Registrant’s prior (i) Registration Statement on Form S-8 (Registration No. 333-149808) filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2008 and (ii) Registration Statement on Form S-8 (Registration No. 333-125550) filed with the Commission on June 6, 2005, are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference the following documents which were previously filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Commission on March 17, 2010;

•	the Registrant’s Current Reports on Form 8-K filed with the Commission on January 12, 2010; February 18, 2010; and February 23, 2010; and

•
the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-51063) filed pursuant to the Exchange Act, including any amendments and reports filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of such documents.

Item 8.	Exhibits.

The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit No.	Exhibit
5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2*	Consent of Friedman LLP

23.3*	Consent of Ernst & Young LLP

24.1*	Powers of Attorney (included on signature pages to this Registration Statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Herndon, the Commonwealth of Virginia on this 25th day of March, 2010.

ARBINET CORPORATION

By:	/s/ Shawn F. O’Donnell
Shawn F. O’Donnell
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Shawn F. O’Donnell, Gary G. Brandt and Christie A. Hill such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shawn F. O’Donnell	Chief Executive Officer, President	March 25, 2010
Shawn F. O’Donnell	and Director (Principal Executive Officer)

/s/ Gary G. Brandt	Chief Financial Officer (Principal	March 25, 2010
Gary G. Brandt	Financial and Accounting Officer)

/s/ Jose A. Cecin, Jr.	Director	March 25, 2010
Jose A. Cecin, Jr.

Director
John B. Penney

/s/ Stanley Kreitman	Director	March 25, 2010
Stanley Kreitman

/s/ Robert M. Pons	Director	March 25, 2010
Robert M. Pons

/s/ David C. Reymann	Director	March 25, 2010
David C. Reymann

/s/ Randall Kaplan	Director	March 25, 2010
Randall Kaplan

EXHIBIT INDEX

Exhibit No.	Exhibit
5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2*	Consent of Friedman LLP

23.3*	Consent of Ernst & Young LLP

24.1*	Powers of Attorney (included on signature pages to this Registration Statement)

*	Filed herewith.